Exhibit (a)(i)

LEGG MASON GLOBAL ASSET MANAGEMENT VARIABLE TRUST

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST:	The undersigned trustees do hereby form a statutory trust pursuant to the laws of the State of Maryland.

SECOND:	The name of the statutory trust (the “Trust”) is:
Legg Mason Global Asset Management Variable Trust

THIRD:	The address of the Trust’s principal office in the State of Maryland is:
100 International Drive
Baltimore, Maryland 21202

FOURTH:	The name and business address of the Trust’s resident agent are:
Richard M. Wachterman
Legg Mason & Co., LLC
100 International Drive
Baltimore, Maryland 21202

FIFTH:	In accordance with § 12-501(d) of the Maryland Statutory Trust Act, the Trustees hereby give this NOTICE OF LIMITATION ON LIABILITIES OF SERIES OF THE TRUST:

WHEREAS, the Trust has created one or more series of shares of beneficial interest (“Shares”) under its governing instrument as provided in §12-207(b) of the Maryland Statutory Trust Act and may create one or more series of Shares from time to time in the future; and

WHEREAS, separate and distinct records shall be maintained for any series of Shares created and the assets associated with any such Series of Shares shall be held and accounted for separately from the other assets of the Trust, or any other series of Shares of the Trust.

NOW THEREFORE, notice is hereby given that, pursuant to the Maryland Statutory Trust Act and the governing instrument of the Trust, the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular series of Shares of the Trust shall be enforceable against the assets of the series of Shares only, and not against the assets of the Trust generally or any other series of Shares, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally or any other series of Shares shall be enforceable against the assets of the series of Shares.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned trustees, being all of the trustees of the Trust acknowledge under the penalties of perjury, that to the best of their knowledge and belief, the facts stated herein are true and have signed this Certificate of Trust as of the 5th day of November, 2013.

/s/ Kenneth D. Fuller
Kenneth D. Fuller, as Trustee
100 International Drive
Baltimore, Maryland 21202

/s/ Jennifer W. Murphy
Jennifer W. Murphy, as Trustee
100 International Drive
Baltimore, Maryland 21202

SIGNATURE OF RESIDENT AGENT:

I hereby consent to serve as resident

agent for Legg Mason Global Asset

Management Variable Trust until such

time as I may resign or my successor is

appointed.

/s/ Richard M. Wachterman
Richard M. Wachterman

[Signature Page to the Certificate of Trust - Legg Mason Global Asset Management Variable Trust]